UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2022

CEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way
Windsor, Ontario
Canada
N8T 3R9
(Address of principal executive offices, including zip code)

(519) 419-4958
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2022, CEN Biotech, Inc., an Ontario, Canada corporation (the “Company”) entered into a Patent Purchase and Assignment Agreement (the “Agreement”) with Emergence Global Enterprises Inc., a corporation incorporated pursuant to the laws of British Columbia, Canada (the “Buyer”). Pursuant to the Agreement, the Company agreed to sell its entire right, title and interest in Registered U.S. Patent No. 8,723,425, Light Emitting Diode Driver Circuit, issued May 13, 2014, in and to the inventions therein set forth and any reissue, reexamination, renewal, divisional, or continuation thereof (the “Patent”) to the Buyer, in exchange for the amount of seven million, four hundred and forty thousand Dollars (CAD $7,440,000), which was agreed to be paid through the issuance of 62,000,000 Common Shares of the Buyer (the “Shares”) at a deemed issue price of $0.12 per share (the “Payment”) constituting 44.17% of the Buyer’s issued and outstanding capital stock. Pursuant to the Agreement, the Payment will fully satisfy all payment obligations under the Agreement to the Company. Pursuant to the Agreement, the Company agreed to be fully responsible for, and the Buyer shall not be liable to the Company or any other person or entity for any dispute regarding, allocation of the Payment made under the Agreement. Pursuant to the Agreement, the Company agreed to pay any maintenance fees, annuities, and the like due or payable on the Patent until the closing date of the Agreement.

The closing of the Agreement subject to certain customary closing conditions, including, but not limited to, the Buyer having received approvals of the Canadian Securities Exchange for the Agreement and the transactions contemplated thereby and such approvals must be valid and in effect as of the closing date of the Agreement. Additionally the closing of the Agreement is subject to the approval of the shareholders of the Buyer. Additionally, between the date of entry into the Agreement, and the closing date of the Agreement, there must be no material adverse effect, as such term is defined in the Agreement, occurring with regards to the Buyer. Additionally, between the date of entry into the Agreement, and the closing date of the Agreement, the Buyer and the Company agreed to conduct their business and operations of the Buyer in the ordinary course of business and in compliance with all applicable laws. Additionally, between the date of entry into the Agreement, and the closing date of the Agreement, the Buyer agreed, without the written consent of the Company, including but not limited to, not to issue any dividends, amend its organizational documents, incur any indebtedness, recognize any labor union, or enter into any material transaction other than in the ordinary course of business. Additionally, between the date of entry into the Agreement, and the closing date of the Agreement, the Company agreed not to amend its organizational documents and not to effect any merger, consolidation, share exchange or business combination that would transfer the Patent to any other person.

The Agreement can be terminated at any time prior to closing by mutual written consent of the parties. The Company may terminate the Agreement if the Buyer breaches any of the closing conditions applicable to it under the Agreement. The Buyer may terminate the Agreement if the Company breaches any of the closing conditions applicable to it under the Agreement.

Pursuant to the Agreement, the Company agreed to indemnify the Buyer against any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by the Buyer as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained in the Agreement and (ii) the ownership, and operation of the Patent prior to the transfer of the Patent on the closing date of the Agreement. Additionally, pursuant to the Agreement, the Buyer agreed to indemnify the Company against any and all Losses incurred or sustained by the Company as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Buyer contained in the Agreement and (ii) the ownership, and operation of the Patent following the transfer of the Patent on the closing date of the Agreement. Pursuant to the Agreement, neither the Buyer nor the Company, shall be obligated to indemnify the other party for any Losses in excess of $7,440,000.

Bahige (Bill) Chaaban and Joe Byrne are a Director and Chief Executive Officer of the Buyer, respectively, and each previously held positions with the Company. Bahige (Bill) Chaaban resigned from his positions as Chief Executive Officer, President, Chairman of the Board of Directors Company effective at the close of business on April 14, 2022. Joseph Byrne resigned from his position as a Director of the Company effective at the close of business on April 14, 2022. At December 31, 2020, the Company had an outstanding loan agreement with the Buyer and advanced funds of $17,901. At the time the loan was made, Joseph Byrne, the CEO of the Buyer was not an officer or director of the Company. He was at that time a 5% shareholder and former CEO of the Company. He was then appointed as the President and a director of the Company on April 19, 2021, and has since resigned from all positions with the Company. Additionally, our former CEO, Bill Chaaban was appointed as the President of the Buyer on April 12, 2021. As of May 6, 2021, the loan to the Buyer was repaid in full, through the issuance to the Company of shares of the Buyer common stock, and is no longer outstanding. The Company and the Buyer entered into a Loan Repayment Agreement dated as of May 6, 2021, pursuant to which the Buyer agreed to repay to the Company $17,901, representing the total amount then outstanding under the loan agreement, by issuing 21,830 shares of the Buyer’s common stock. Such shares were issued to the Company on May 6, 2021.

The Agreement also contains customary representations by the Company and the Buyer which are typically contained in such agreements. There can be no assurance that the Agreement will close as planned, or at all.

To evidence the assignment of the Patent, the Company agreed to enter into a Patent Assignment Agreement (the “PAA”) for the Patent, with the Buyer at the closing of the Agreement. Pursuant to the PAA, the Company will agree to assign the Patent to the Buyer, and also to provide evidence to the Buyer of the filing of a request for recordation with the U.S. Patent Office of the PAA.

The foregoing descriptions of Agreement and the PAA, do not purport to be complete and are qualified in their entirety by the full text of the Forms of the Agreement and the PAA which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May24, 2022, the Company issued a press release regarding the entry into the Agreement and describing a planned change in its business strategy. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1*	Form of Patent Purchase and Assignment Agreement with Emergence Global Enterprises Inc. dated May 24, 2022.
10.2*	Form of Patent Assignment Agreement with Emergence Global Enterprises Inc. dated May 24, 2022.
99.1**	Press Release of the registrant dated May 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.
**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: May 26, 2022	By:	/s/ Brian S. Payne
Brian S. Payne
Chief Executive Officer (principal executive officer)